Exhibit 24.1
ATHERSYS, INC.
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY
               KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Athersys, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints Gil Van Bokkelen, William Lehmann, Jr. and Laura K. Campbell, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for him and in his name, place and stead, to sign on his behalf as an officer or director of the Registrant a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain shares of Common Stock of the Registrant to be offered in connection with the Athersys, Inc. Long-Term Incentive Plan and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
               This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
               IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 12th day of November 2007.

/s/ Gil Van Bokkelen	/s/ Floyd D. Loop

Gil Van Bokkelen	Floyd D. Loop
Chief Executive Officer and Chairman of the Board of Directors	Director

/s/ Laura K. Campbell	/s/ George M. Milne, Jr.

Laura K. Campbell	George M. Milne, Jr.
Vice President – Finance	Director

/s/ John J. Harrington	/s/ William C. Mulligan

John J. Harrington	William C. Mulligan
Executive Vice President, Chief Scientific Officer and Director	Director

/s/ Jordan S. Davis	/s/ Michael Sheffery

Jordan S. Davis	Michael Sheffery
Director	Director

/s/ Lorin J. Randall

Lorin J. Randall
Director